                                                                    EXHIBIT 21.1

                 MEDICAL DEFENSE HOLDING CO. AND SUBSIDIARIES

                          SUBSIDIARIES OF REGISTRANT



                                                                                                   % of Voting Securities
                                                                           Jurisdiction of              Owned by its
     Name of Corporation                                                    Incorporation             Immediate Parent
     -------------------                                                   ---------------         ----------------------
Medical Defense Associates..........................................          Missouri                        100%

Medical Defense Services Corp.......................................          Missouri                        100%

Medical Defense Insurance Company...................................          Missouri                        100%